    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON __________, 1998
                                            REGISTRATION NO. 33- _______________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            - - - - - - - - - - - - -

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            - - - - - - - - - - - - -

                           SOLIGEN TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Wyoming                                  95-4440838
       (State of Incorporation)                    (I.R.S. Employer
                                                  Identification No.)

                             19408 Londelius Street
                          Northridge, California 91524
                     (address of principal executive office)
                        --------------------------------

                           SOLIGEN TECHNOLOGIES, INC.
                             1993 STOCK OPTION PLAN
                            (Full Title of the Plan)
                        --------------------------------

                            Yehoram Uziel, President
                           Soligen Technologies, Inc.
                               19408 Londelius St.
                              Northridge, CA 91524
                                 (818) 718-1221
            (Name, Address and Telephone Number of Agent for Service)
               - - - - - - - - - - - - - - - - - - - - - - - - - -


               - - - - - - - - - - - - - - - - - - - - - - - - - -

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                          Proposed Maximum
   Title of Securities            Number to Be           Offering Price Per           Proposed Maximum
    to be Registered            Registered (1)(2)            Share (3)          Aggregate Offering Price (3)      Amount of Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                        1,500,000                  $ 0.50                    $ 750,000                   $ 221.25
------------------------------------------------------------------------------------------------------------------------------------

         (1) The amount represents the number of shares issuable pursuant to the 1993 Stock Option Plan, as amended, in addition to the 3,490,000 shares previously registered on Registration Statement No. 33-97992.

         (2) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1993 Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The price per share is estimated to be $0.50 based on the average of the high ($0.50) and low ($0.50) sales prices for the Common Stock reported in the consolidated reporting system as listed on the American Stock Exchange, Emerging Company Market Place on August 14, 1998.

================================================================================
EXPLANATORY STATEMENT:             Soligen Technologies, Inc. (the "Company")
                                   has previously filed a Registration Statement
                                   on Form S-8 (No. 33-97992) relating to the
                                   1993 Stock Option Plan of the Company. This
                                   Registration Statement relates to the
                                   registration of 1,500,000 additional shares
                                   of Common Stock authorized for issuance under
                                   such Plan. Subject to the final paragraph of
                                   Item 3 of Part II of this Registration
                                   Statement, the contents of the earlier
                                   registration statement are incorporated
                                   herein by reference.
================================================================================


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

                           (a) The Registrant's Annual Report on Form 10-KSB for
the year ended March 31, 1998:

                           (b) All other Reports filed pursuant to Section 13(a)
or 15(d) of the Securities Exchange Act of 1934, as amended, since March 31, 1998.

                           (c) The description of the Registrant's Common Stock
contained in the Registration Statement on Form 10-SB (Reg. No. 1-12694) filed by the Registrant on December 20, 1993, including all amendments and reports filed for the purpose of updating such description.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

                  Any statement contained in this Registration Statement or a document incorporated by reference herein shall be deemed superseded or modified for purposes of this Registration Statement to the extent that a statement contained herein, or a statement in any subsequently filed document that is also incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

                  Exhibit
                  Number            Description
                  ------            -----------
                   5.1              Opinion of Garvey, Schubert & Barer regarding legality of the Common Stock being registered

                  10.1              1993 Stock Option Plan

                  10.2              Form of Statutory Stock Option Agreement relating to 1993 Stock Option Plan

                  10.3              Form of Nonstatutory Stock Option Agreement relating to 1993 Stock Option Plan

                  10.4              Amendments to the 1993 Stock Option Plan

                  10.5              Form 10-KSB for the year ended March 31, 1998

                  23.1              Consent of Independent Public Accountants

                  23.2              Consent of Garvey, Schubert & Barer (included in opinion filed as Exhibit 5.1)

                  24.1              Power of Attorney of Dr. Mark W. Dowley

                  24.2              Power of Attorney of Kenneth T. Friedman

                  24.3              Power of Attorney of Patrick J. Lavelle

                  24.4              Power of Attorney of Darryl J. Yea


ITEM 9.  UNDERTAKINGS

A.                The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  [Remainder of page intentionally left blank.]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northridge, State of California, on the 19th day of August, 1998.

                                   SOLIGEN TECHNOLOGIES, INC.



                                   By:   /s/ Yehoram Uziel
                                      ------------------------------------------
                                         Yehoram Uziel
                                   Its:  Chief Executive Officer, President, and
                                         Chairman of the Board of Directors


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 19th day of August, 1998.

         SIGNATURE                                                     TITLE

         /s/ Yehoram Uziel                                             Chief Executive Officer, President, Director
         ----------------------------------
         Yehoram Uziel


         /s/ Robert Kassel                                             Chief Financial Officer
         ----------------------------------
         Robert Kassel


*        /s/ Dr. Mark W. Dowley                                        Director
         ----------------------------------
         Dr. Mark W. Dowley


*        /s/ Kenneth T. Friedman                                       Director
         ----------------------------------
         Kenneth T. Friedman



*        /s/ Patrick J. Lavelle                                        Director
         ----------------------------------
         Patrick J. Lavelle


*        /s/ Darryl J. Yea                                             Director
         ----------------------------------
         Darryl J. Yea


*        /s/ Yehoram Uziel
         ----------------------------------
         Yehoram Uziel, Attorney-in-Fact

                                INDEX TO EXHIBITS

                  Exhibit
                  Number            Description                                                Page
                  ------            -----------                                                ----
                   5.1              Opinion of Garvey, Schubert & Barer regarding
                                    legality of the Common Stock being registered                8

                  10.1              Soligen Technologies, Inc. 1993 Stock Option Plan            *

                  10.2              Form of Statutory Stock Option Agreement                     *

                  10.3              Form of Nonstatutory Stock Option Agreement                  *

                  10.4              Amendments to Soligen Technologies, Inc.
                                    1993 Stock Option Plan                                       **

                  10.5              Form 10-KSB for the year ended March 31, 1998                ***

                  23.1              Consent of Independent Public Accountants                    9

                  23.2              Consent of Garvey, Schubert & Barer (included in
                                    opinion filed as Exhibit 5.1)

                  24.1              Power of Attorney of Dr. Mark W. Dowley                      11

                  24.2              Power of Attorney of Kenneth T. Friedman                     12

                  24.3              Power of Attorney of Patrick J. Lavelle                      13

                  24.4              Power of Attorney of Darryl J. Yea                           14



* Incorporated by reference to the Registration Statement on Form 10-SB (Reg. No. 1-12694) filed by the Company on December 20, 1993.

** Incorporated by reference to the Registration Statement on Form S-8 (No. 33-97992) filed by the Company on October 11, 1995.

*** Form 10-KSB for the year ended March 31, 1998 is on file with the SEC and is incorporated herein by reference.